Exhibit 10.19

FORM OF NOTICE OF GRANT OF EXECUTIVE OFFICER STOCK OPTION

(PERFORMANCE-BASED)

To:                      (the “Optionee”)

As per the general terms and conditions set forth on this Stock Option Agreement (the “Agreement”), and the Amended and Restated 2003 Stock Incentive Plan, as amended to date (the “Plan”), Exhibit A and Exhibit B, respectively, which may be found at http://intranet.marchex.com, you have been granted an option (the “Option”) to purchase the number of shares set forth below (the “Shares”) of Class B Common Stock, $.01 par value per share (the “Common Stock”) of Marchex, Inc. (the “Company”), for the aggregate Purchase Price set forth below (the “Purchase Price”), with the following specific terms and conditions:

Grant Date and Vesting Commencement Date:

Exercise Price Per Share:

Total Number of Shares Subject to Option:

Total Purchase Price:

Type of Option:	The Option shall be an incentive stock option to the extent permitted by the Internal Revenue Code of 1986, as amended, (the “Code”), and otherwise a nonqualified stock option.

Vesting Schedule:	Until otherwise terminated under the Plan or the Agreement and assuming the Optionee is employed by the Company or continues to work as a consultant for the Company on the applicable vesting date, one hundred percent (100%) of the aggregate amount of the Shares underlying this Option shall vest on the later of (a) the 12 (tranche a), 21 (tranche b) or 30 (tranche c) month anniversary of the Grant Date, and (b) the last day of the first 20 consecutive trading day period after the Grant Date during which the average closing price of the Company’s Shares over such period is equal to or greater than $7.00 (tranche a), $8.00 (tranche b) or $9.00 (tranche c). Notwithstanding the foregoing, one hundred percent (100%) of the Shares underlying this Option not already vested as of the date thereof, shall become immediately vested upon the occurrence of both (a) a Change of Control, (b) followed by (i) a termination without cause of the Optionee’s employment by the Company or any successor thereto, (ii) a Diminution in Duties with respect to the Optionee, or (iii) the 12 (tranche a), 21 (tranche b) or 30 (tranche c) month anniversary of the occurrence of the Change of Control.

For the purposes hereof, “Change of Control” shall mean the occurrence of any of the following events, provided that the per-share value of the Company’s Shares in such Change of Control transaction (except for subparagraph (ii) below) is equal to or greater than $7.00 (tranche a), $8.00 (tranche b) or $9.00 (tranche c):

(i) an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” or “Group” (as such terms are used for the purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such Person or Group has Beneficial Ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided however, in determining whether or not a Change of Control has occurred. Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would constitute a Change of Control. A “Non-Control Acquisition” shall mean an acquisition by (i) any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company, (ii) the Company, (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined), or (iv) any holder of the Company’s Class A Common Stock as of the date hereof;

(ii)	individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	the consummation of:

	(a)	A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction”. A “Non-Control Transaction” is a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

		A.	the shareholders, of the Company immediately before such merger, consolidation, or reorganization, own, directly or indirectly, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting form such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

		B.	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation or a corporation owning directly or indirectly fifty-one percent (51%) or more of the Voting Securities of the Surviving Corporation, and

		C.	no Person or Group, other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company immediately prior to such merger, consolidation, or reorganization, or (iv) any holder of the Company’s Class A Common Stock as of the date hereof, owns twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then-outstanding voting securities; or

	(b)	a complete liquidation or dissolution of the Company; or

	(c)	the sale of disposition of all or substantially all of the assets of the Company to any Person.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) and after such acquisition of Voting Securities by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities, then a Change of Control shall occur.

For the purposes hereof, “Diminution in Duties” shall mean the occurrence of any of the following events without the Optionee’s express written consent;

(i)	a material diminution in the nature or scope of the Optionee’s duties, responsibilities, authority, powers or functions as compared to the Optionee’s duties, responsibilities, authority, powers or functions immediately prior to the Change of Control;

(ii)	if the Optionee is no longer (a) an executive officer of a publicly-traded company, or (b) a Section 16 reporting person under the 1934 Act;

(ii)	a reduction in the Optionee’s Annual Salary; or

(iv) the relocation of Optionee’s office at which he is to perform his duties and responsibilities hereunder to a location more than sixty (60) miles from Seattle, Washington.

Attorney’s Fees:	In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals. Except as otherwise permitted by Section 409A of the Code, any reimbursement to which Optionee is entitled pursuant to this paragraph shall (a) be paid no later than the last day of Optionee’s taxable year following the taxable year in which the expense was incurred, (b) not be affected by the amount of expenses eligible for reimbursement in any other taxable year, and (c) not be subject to liquidation or exchange for another benefit.

Compliance with Section 409A:	The Company intends that income provided to Optionee pursuant to this Agreement will not be subject to taxation under Section 409A of the Code. The provisions of this Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A. However, the Company does not guarantee any particular tax effect for income provided to Optionee pursuant to this Agreement. In any event, except for the responsibility of the Company to withhold applicable income and employment taxes from compensation paid or provided to Optionee, the Company shall not be responsible for the payment of any applicable taxes incurred by Optionee on compensation paid or provided to Optionee pursuant to this Agreement.

Integrated Agreement:	This Grant Notice, the Agreement and the Plan, together with any employment, service or other agreement between the Optionee and the Company or an Affiliate applicable to the award, shall constitute the entire understanding and agreement of the Optionee and the Company or an Affiliate with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company and its Affiliate with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Grant Notice, the Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

Term/Expiration Date:	Ten (10) years from the date hereof or as set forth in Section 2.

Early Termination:	As set forth in Section 2 of the Agreement (but in no event later than the Expiration Date).

By the signatures set forth below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement and the Plan, which is made a part of this document.

OPTIONEE:	MARCHEX, INC.

Signature	Name:
Title:

Print Name

Social Security Number

Date (Required Field)

EXHIBIT A

Stock Option Agreement

EXHIBIT B

Marchex, Inc. Amended and Restated 2003 Stock Incentive Plan, as amended to date